SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amended Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: November 9, 2006

Nano-Jet Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-103986	98-0384073
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15321 Main Street NE

Suite 102

PO Box 5000 PMB

Duvall, WA 98019

(Address of principal executive offices)

Registrant's telephone number, including area code: (425) 788-9823

LFG International, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant's Certifying Accountant

a.  On November 9, 2006, the Company's independent accountants, Bateman & Company, were dismissed from their position as accountants for the Company. The accountant's report for the previous two years, and the interim periods from January 1, 2006 through November 9, 2006, did not contain an adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope or accounting principles, except that the auditor's report was modified for an uncertainty regarding the ability of the Company to continue as a going concern. During the previous two years, and through November 9, 2006, there were no disagreements with the former independent accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The Board of Directors approved a change in accountants on November 9, 2006. The Company has provided a copy of the disclosures made in this Amended Form 8-K to the former accountant no later than the day of filing with the SEC, and has requested that the accountant furnish a letter addressed to the Commission stating whether it agrees with the statements made herein, and if not, stating the respects in which it does not agree. Said letter will be attached as an exhibit to this filing upon receipt, or an amendment thereof.

b.  On November 9, the Company retained the services of Thomas J. Harris, CPA, as independent accountants for the Company. The Company did not consult with the new accountants prior to this date regarding the application of accounting principles or the type of audit that might be rendered on its financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANO-JET CORP.

January 19, 2007                                                                                                              /s/ Ken Martin

Date                                                                                                                                 Ken Martin, Chief Executive Officer